EXECUTION VERSION

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made as of the 15th day of July, 2019 (the “Effective Date”), by and between Cancer Genetics, Inc., a Delaware corporation (“CGI”) and Interpace BioPharma, Inc., a Delaware corporation (“Buyer”). Buyer and CGI are sometimes referred to herein collectively, as the “Parties” and individually, each a “Party”.

Recitals

Whereas, CGI and Buyer are parties to that certain Secured Creditor Asset Purchase Agreement, dated as of July 15, 2019 (as may be amended from time to time, the “Asset Purchase Agreement”), pursuant to which, among other things, PFG is selling CGI’s right, title and interest in the Purchased Assets (as such terms are defined in the Asset Purchase Agreement) to Buyer on the terms and conditions set forth therein;

Whereas, in connection with the Asset Purchase Agreement and following the Closing, Buyer shall provide CGI, or an Affiliate of CGI, certain services described in Exhibit A attached hereto, for a limited period, subject to the terms and conditions set forth herein;

Whereas, in connection with the Asset Purchase Agreement and following the Closing, CGI shall provide Buyer, or an Affiliate of Buyer, certain services described in Exhibit B attached hereto, for a limited period, subject to the terms and conditions set forth herein;

Whereas, in connection with the Asset Purchase Agreement and following the Closing, CGI shall provide Buyer, or an Affiliate of Buyer, certain payroll and benefit services described in Exhibit C attached hereto, for a limited period, subject to the terms and conditions set forth herein; and

Whereas, CGI has executed an agreement for the sale of certain assets related to the Clinical Business to a third party, which are not included in the Purchased Assets and which the foreclosing lender has not foreclosed on (the “Clinical Business Transaction”, and the third party buyer, the “Clinical Business Buyer”), which sale was consummated on July 8, 2019, and in connection with the Clinical Business Transaction, following the Closing, Buyer shall provide CGI, or an Affiliate of CGI, certain services described in Exhibit D attached hereto, as a subcontractor for a limited period, subject to the terms and conditions set forth herein.

Now Therefore, in consideration of the foregoing and the representations, warranties and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, agree as follows:

1. Definitions. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

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2. Transition Services; Payment.

(a) As of the Effective Date, Buyer shall provide and CGI shall accept those transition services that are set forth on Exhibit A attached hereto and made a part hereof (each, a “Buyer Service” and collectively, the “Buyer Services”).

(b) As of the Effective Date, CGI shall provide, and Buyer shall accept those transition services that are set forth on Exhibit B attached hereto and made a part hereof (each, a “CGI Service”, collectively, the “CGI Services”).

(c) As of the Effective Date, CGI shall provide and Buyer shall accept those payroll and benefit transition services that are set forth on Exhibit C attached hereto and made a part hereof (each, a “CGI Payroll and Benefit Service” and collectively, the “CGI Payroll and Benefit Services”).

(d) As of the Effective Date, each Party shall provide, and the other Party shall accept, those transition services that are set forth on Exhibit D attached hereto and made a part hereof (each, a “Clinical Business Service” and collectively, the “Clinical Business Services”; the Buyer Services, the CGI Services, the CGI Payroll and Benefit Services and the Clinical Business Services are collectively referred to herein as the “Services”). Notwithstanding the foregoing, the Services shall include all activities, tasks and responsibilities that are inherent and reasonably necessary as part of, or necessary for the proper performance of, the Services.

(e) For avoidance of doubt:

(i) CGI Services shall include (and the Services included on Exhibit B shall in all events include) the specific activities, tasks, and responsibilities (i) as are reasonably necessary for assistance with the transition of the operation of the BioPharma Business after the Closing Date and (ii) that have been provided, or reasonably should have been provided, by CGI or any of its Affiliates to the BioPharma Business on a customary and regular basis during the twelve (12) months preceding the Closing Date. If, after the Closing Date, the Parties reasonably determine that a service that was reasonably necessary for the operation of the BioPharma Business after the Closing Date was omitted from Exhibit B, the Parties shall negotiate in good faith to reach a mutually acceptable agreement with respect to the provision of such service. If the Parties reach a mutual agreement regarding the provision of such service, then the Parties shall amend Exhibit B to reflect the terms of such mutual agreement, and the applicable Party shall provide such services to the other Party and such services shall be deemed to be “CGI Services”;

(ii) the CGI Payroll and Benefit Services means the Services set forth on Exhibit C;

(iii) the Buyer Services shall mean the Services set forth on Exhibit A; and

(iv) the Clinical Business Services shall mean the Services set forth on Exhibit D.

(f) The Parties agree to be bound by any additional conditions, covenants and obligations for a specific Service as set forth in Exhibit A, Exhibit B, Exhibit C or Exhibit D (such exhibits, collectively, the “Exhibits”) describing such Service. For the purposes of this Agreement, with respect to any Service, “Receiving Party” shall mean the Party that is receiving such Service and “Providing Party” shall mean the Party that is providing such Service.

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(g) Each category of Service shall be provided for the period specified in the applicable Exhibit with respect to such category. There shall be no fees for the Services other than fees for Services, if any, provided by third parties that a Providing Party arranges or incurs on behalf of a Receiving Party (“Third Party Services”), which shall be charged at the direct third-party cost (“Pass Through Costs”); provided, however, the use of any third party for the provision of any Service hereunder shall be only for Services not provided by the Providing Party itself in the preceding twelve (12) months and subject to the approval of the Receiving Party, in its reasonable discretion. The Providing Party will submit monthly invoices to the Receiving Party which shall set forth the amounts due under this Agreement. Each invoice will specify Pass Through Costs, if any, for each of the Services (by category) provided during the relevant time period. The Providing Party agrees to afford the Receiving Party, upon reasonable notice, access to such information, records and documentation of Providing Party as the Receiving Party may reasonably request in order to verify the invoiced amount. The Receiving Party shall bear its own costs incurred in connection with the verification of the invoiced amounts.

(h) If the Receiving Party in good faith disputes any charges contained in an invoice, the Receiving Party shall promptly submit to the Providing Party written notice of such dispute and may withhold from the Receiving Party’s payment of the relevant invoice any such disputed amounts (and only such disputed amounts and excluding any applicable Taxes), up to a maximum of the amount for the Service(s) to which such dispute relates. The Receiving Party shall remit to the Providing Party the invoiced amount, minus the amount withheld pursuant to the first sentence of this Section 2(h).

(i) From time to time after the Effective Date, the Parties may mutually agree in writing upon the provision of additional Services in accordance with the terms of this Agreement (in either case, the “Additional Services”), and shall negotiate in good faith to reach a mutually acceptable agreement with respect to the provision of such Additional Services. In the event the Parties agree on such Additional Services, the Exhibits, as applicable, shall be appropriately modified and the applicable “Services” stated thereon shall be deemed to include such Additional Services.

(j) Notwithstanding anything contained herein to the contrary, any and all Services may be earlier terminated by the Receiving Party upon fifteen (15) days’ prior written notice to the Providing Party unless terminated earlier with respect to a Third Party Service upon the termination of the agreements with the third party provider. With respect to a termination of any Service that occurs other than at an applicable billing cut-off date, the Receiving Party shall pay the prorated fees of certain third parties as set forth in Section 2(g) above through the date such Services were ceased. The Providing Party agrees and acknowledges that after a termination of a particular Service (or category of Service) under this Agreement by the Receiving Party (subject to the payment of the applicable prorated fees by the Receiving Party), the Receiving Party shall no longer have any payment obligations with respect to such Service (or category of Service, as applicable) unless the Providing Party continues to have an obligation to pay such fees as approved by the Receiving Party in Section 2(g) above. For the avoidance of doubt, a termination of a particular Service (or category of Service, as applicable) under this Agreement by a Receiving Party will have no effect on the Providing Party’s obligation to perform any other Services hereunder.

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(k) Upon the last day on which any services will be provided by CGI under this Agreement, including with respect to the NJ Office Space Transition Period and the NC Office Space Transition Period, including in the event that the Providing Party becomes insolvent, files bankruptcy or otherwise becomes unable to perform the Services under this Agreement (the “Transition Services Expiration Date”), the Providing Party shall deliver to the Receiving Party all records and other information pertaining to any matters for which the Providing Party was providing Services hereunder; provided, however, that the Providing Party may retain copies of such records and information to the extent necessary for accounting, tax reporting, compliance with the Providing Party’s document retention policies or other legitimate business purposes, subject to the requirements of Section 14 and Section 15. The Providing Party acknowledges and agrees that after termination of a particular Service (or category of Service) under this Agreement by the Receiving Party, the Receiving Party shall not have any payment obligations with respect to such Service (or category of Service, as applicable) performed after the effective date of such termination and that such termination by the Receiving Party with respect to any particular Service (or category of Service, as applicable) will not affect the Providing Party’s obligation to perform any other Service (or category of Service, as applicable) hereunder.

(l) Nothing in this Agreement shall preclude Buyer from obtaining services comparable to the CGI Services or the CGI Payroll and Benefit Services from its own employees or from providers other than CGI, in whole or in part. Similarly, nothing in this Agreement shall preclude CGI from obtaining services comparable to the Buyer Services or the Clinical Business Services from its own employees or from providers other than Buyer, in whole or in part.

3. Term. The term of this Agreement shall commence on the Effective Date and shall continue with respect to each Service for the longest time period provided in the applicable Exhibit, or such later date as mutually agreed upon by Buyer and CGI (the “Transition Period”), unless earlier terminated in accordance with this Agreement.

4. Service Availability; Office Space.

(a) The Parties shall cooperate and use commercially reasonable efforts to obtain the consent of any licensors of software, landlords, equipment lessors or any other third party that may be required in connection with the provision of any of the Services hereunder (each, a “Required Consent”). If any such third party requires a payment in order to make any service available to a Receiving Party, the Providing Party shall notify the Receiving Party of this additional cost and the Parties shall negotiate in good faith to develop an alternative service that does not require such third party consent. In any such case, subject to Section 6.18 of the Asset Purchase Agreement, the Receiving Party shall have the option to elect: (i) to pay any amounts that are required to be paid to any third party to obtain the Required Consent or (ii) to terminate any of the Services associated with the Required Consent.

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(b) If a Providing Party is or becomes aware that it will be unable to deliver any of the Services, in whole or in part, (whether or not such inability was foreseeable or within the contemplation of any Party to this Agreement) by reason of fire, flood, storm, riot, civil commotion, war, act of terrorism or other causes beyond the reasonable control of the Providing Party (each, a “Force Majeure Event”), the Providing Party shall notify the Receiving Party in writing as soon as practicable of such inability and cooperate with the Receiving Party to arrange for replacement services reasonably acceptable to the Receiving Party during the period in which the Force Majeure Event is ongoing. The party suffering a Force Majeure Event shall resume the performance of its obligations under this Agreement as soon as reasonably practicable after the removal of the cause of the Force Majeure Event.

(c) During the NJ Office Space Transition Period (as defined below), CGI shall provide the office space, including all existing telecom and other office equipment, for the reasonable use of Buyer employees and its Affiliates and Representatives on the premises leased under the NJ Lease. The “NJ Office Space Transition Period” shall mean the period beginning on the Closing Date and continuing until the date on which the NJ Lease has been validly assigned (with the landlord’s consent) to, and assumed by Buyer. Buyer shall bear all costs and expenses associated with and under the NJ Lease, including, but not limited to, rent, during the NJ Office Space Transition Period.

(d) During the NC Office Space Transition Period (as defined below), CGI shall provide the office space, including all existing telecom and other office equipment, for the reasonable use of Buyer employees and its Affiliates and Representatives on the premises leased under the NC Lease. The “NC Office Space Transition Period” shall mean the period beginning on the Closing Date and continuing until the date on which the NC Lease has been validly assigned (with the landlord’s consent) to, and assumed by Buyer. Buyer shall bear all costs and expenses associated with and under the NC Lease, including, but not limited to, rent, during the NC Office Space Transition Period.

(e) During the Office Space Transition Period (as defined below), Buyer shall provide office space, including existing telecom and other office equipment, for the reasonable use of CGI employees, Affiliates and Representatives on the premises leased under the NC Lease and the NJ Lease, as applicable, as reasonably required for the performance of the applicable Services and the Ongoing CGI Tasks. The “Office Space Transition Period” shall mean the period beginning on the Closing Date and continuing until the later of (a) December 31, 2019 and (b) Transition Services Expiration Date. There shall be no cost to or expense borne by CGI, or any of its Affiliates or Representatives, for the use and occupancy of and access to such office space during the Office Space Transition Period. CGI’s employees and its Affiliates and Representatives shall not interfere with Buyer’s use of the NJ Lease and NC Lease premises and shall abide by all terms of the NJ Lease and the NC Lease in connection with its use of office space during the Office Space Transition Period.

(f) It is acknowledged by Buyer that, subject to the terms and provisions of this Agreement and the Asset Purchase Agreement, during the Services Period, CGI employees, including the BP Employees, may continue to perform for CGI, from time to time, tasks (the “Ongoing CGI Tasks”) previously performed in the ordinary course of business in the last twelve (12) months for CGI related to (i) legal, accounting, accounts receivable and accounts payable matters and (ii) the FHACT and TOO tests (“Retained Clinical Tests”); provided, however, that the performance of such tasks shall not unreasonably interfere with Buyer’s operations and the provision of services to Buyer under this Agreement, and CGI shall reimburse and indemnify Buyer for all costs and expenses associated with the Ongoing CGI Tasks.

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5. Representations and Warranties regarding Services.

(a) Each of Buyer and CGI represents, warrants and agrees that the Services to be provided by each such Party shall be provided in compliance with CLIA, CAP, applicable state clinical laboratory and cGMP regulations in a professional and workmanlike manner, in accordance with applicable Law and in the same manner in all material respects that such services were provided with regard to the BioPharma Business, the Clinical Business, the Discovery Business and general corporate matters, as applicable, in the twelve (12) months prior to the Closing Date, including with respect to the dedication of resources and the quality and timeliness of such services, but in no event with less than reasonable skill and care.

(b) EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5(a) AND SECTION 6, THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT ARE FURNISHED WITHOUT ANY REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE SPECIFICALLY DISCLAIMED. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5(a) AND SECTION 6, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

6. Representations, Warranties and Covenants of CGI

(a) Representations and Warranties. CGI hereby represents and warrants to Buyer that (i) the execution and delivery by CGI of, and the consummation by CGI of the transactions contemplated by, this Agreement, and compliance with the terms hereof by CGI, do not and shall not: (A) (w) conflict with or result in a breach of the terms, conditions or provisions of, (x) constitute a default under, (y) give any third party the right to modify, terminate or accelerate any obligation under or (z) result in a violation of the charter or organizational documents of CGI, any Law or order to which CGI is subject or any contract (whether written or oral) to which CGI is party or subject; or (B) require any authorization, consent, approval, license, permit, exemption or other action by or notice or declaration to, or filing with, any Governmental Authority pursuant to the charter or organizational documents of CGI, any Law or order to which CGI is subject or any contract (whether written or oral) to which CGI is subject, (ii) it has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, (iii) this Agreement has been duly executed and delivered by CGI and, assuming that this Agreement is valid and binding on Buyer, constitutes a legal, valid and binding obligation of CGI, enforceable against CGI in accordance with its terms and (iv) it has provided to Buyer a true and complete copy of the sale agreement (including schedules and exhibits thereto) relating to the Clinical Business Transaction, which is in full force and effect.

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(b) Compliance with Laws. CGI shall perform the CGI Services and the CGI Payroll and Benefit Services pursuant to this Agreement in a manner that complies with all applicable Laws and orders or other actions or requirements of any Governmental Authority that are applicable to CGI’s performance pursuant to this Agreement or to the CGI Services or the CGI Payroll and Benefit Services.

(c) Resources and Ability. CGI is and shall remain able to provide the CGI Services and the CGI Payroll and Benefit Services during the Transition Period for such Service. CGI has and shall have and maintain for the duration of the Transition Period for such Service sufficient resources and personnel to perform its obligations pursuant to this Agreement.

(d) Additional Representation and Covenant of CGI Related to the Clinical Business Services. CGI hereby represents and warrants that it has transferred to Buyer pursuant to the Asset Purchase Agreement all of the Intellectual Property and/or related rights that are necessary or useful for Buyer to perform the Clinical Business Services for and during the applicable periods set forth in Exhibit D. If, following the Closing, Buyer reasonably determines that any Intellectual Property and/or related rights that are necessary or useful for Buyer to perform the Clinical Business Services for and during the applicable periods set forth in Exhibit D have not been so transferred to Buyer pursuant to the Asset Purchase Agreement, then CGI shall immediately transfer or license (on a non-exclusive, royalty-free basis) to Buyer such Intellectual Property and/or related rights solely so that Buyer may perform the Clinical Business Services for and during the applicable periods set forth in Exhibit D.

7. Representations and Warranties of Buyer.

(a) Representations and Warranties. Buyer hereby represents and warrants to CGI that (i) the execution and delivery by Buyer of, and the consummation by Buyer of the transactions contemplated by, this Agreement, and compliance with the terms hereof by Buyer, do not and shall not: (A) (w) conflict with or result in a breach of the terms, conditions or provisions of, (x) constitute a default under, (y) give any third party the right to modify, terminate or accelerate any obligation under or (z) result in a violation of the charter or organizational documents of Buyer, any Law or order to which Buyer is subject or any contract (whether written or oral) to which Buyer is party or subject; or (B) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Governmental Authority pursuant to the charter or organizational documents of Buyer, any Law or order to which Buyer is subject or any contract (whether written or oral) to which Buyer is subject, (ii) it has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and (iii) this Agreement has been duly executed and delivered by Buyer and, assuming that this Agreement is valid and binding on CGI, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(b) Compliance with Laws. Buyer shall perform the Buyer Services and the Clinical Business Services pursuant to this Agreement in a manner that complies with all applicable Laws and orders or other actions or requirements of any Governmental Authority that are applicable to Buyer’s performance pursuant to this Agreement or to the Buyer Services or the Clinical Business Services.

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(c) Resources and Ability. Assuming CGI’s continued compliance with Section 6(c) and the other post-closing covenants under the Asset Purchase Agreement, Buyer is and shall remain able to provide the Buyer Services during the Transition Period for such Service. Assuming CGI’s continued compliance with Section 6(c) and the other post-closing covenants under the Asset Purchase Agreement, Buyer has and shall have and maintain for the duration of the Transition Period for such Service sufficient resources and personnel to perform its obligations with respect to such Service pursuant to this Agreement.

8. Representatives. CGI and Buyer shall each designate, from time to time, a representative to act as CGI’s and Buyer’s respective primary contact persons to coordinate the provision of all of the Services (collectively, the “Primary Coordinators”). Each Primary Coordinator may designate one or more service coordinators for each specific Service (collectively, the “Service Coordinators”). The names and contact information of the Primary Coordinators and Services Coordinators shall be listed on Exhibit E hereto. Each Party may treat an act of a Primary Coordinator of another Party as being authorized by such other Party without inquiring behind such act or ascertaining whether such Primary Coordinator had authority to so act, and each Party may treat an act of a Service Coordinator as being authorized by such other Party only to the extent such act is directly related to the Service for which such Service Coordinator has been designated; provided, however, that no such Primary Coordinator or Service Coordinator has authority to amend this Agreement, except as set forth in a duly authorized written amendment in accordance with Section 18. CGI and Buyer shall advise each other promptly (and in any event within seven days) in writing of any change in the Primary Coordinators and any Service Coordinator for a particular Service. CGI and Buyer agree that all communications relating to the provision of the Services shall be directed to the Service Coordinators for such Service, with concurrently sent copies to the Primary Coordinators.

9. Cooperation. During the term of the longest Transition Period, the Parties shall use commercially reasonable efforts to cooperate with each other in all matters relating to the provision and receipt of the Services. Such reasonable cooperation shall include exchanging information, providing electronic access to systems used in connection with the Services, performing true-ups and adjustments and using commercially reasonable efforts (including payment of any commercially reasonable fees or expenses) to obtain all consents, licenses, sublicenses or approvals necessary to permit each Party to perform its obligations hereunder, in each case subject to the restrictions of Section 14. The Parties shall use commercially reasonable efforts to cooperate with each other in determining the extent to which any Tax is due and owing with respect to the Services and in providing and making available any resale certificate, information regarding out-of-state use of materials, services or sale and other exemption certificates or information reasonably requested by either Party. In addition, during such Transition Period, each Providing Party shall offer such reasonable assistance to the Receiving Party to transfer responsibility for the provision of each applicable Services to the Receiving Party or a new provider.

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10. Audit Rights. During the term of the longest Transition Period and for a one-year period thereafter, the Receiving Party shall have the right, on reasonable notice and during business hours, to inspect and audit the books, accounts and records of the Providing Party pertaining to the applicable Service for the purpose of verifying the amounts invoiced to the Receiving Party hereunder. If the Receiving Party wishes to perform an audit with respect to any fees or Service, then the Receiving Party will cooperate in such audit, including by making available documents, information and personnel to the employees and/or accounting firm appointed by the Receiving Party for the purposes of such audit. The Receiving Party shall bear the costs and expenses of any inspection and audit unless the inspection reveals that the Providing Party overbilled Buyer by 5% or more with respect to any period being audited, in which case the Providing Party shall bear 100% of the costs and expenses of such inspection and audit.

11. Indemnification.

(a) Indemnification by CGI.

(i) CGI shall indemnify and hold Buyer and its Affiliates harmless against any damages, costs and expenses (including reasonable attorneys’ fees and expenses) arising from (A) any gross negligence, fraud or intentional misconduct by or on behalf of CGI or its Affiliates in connection with the provision of any CGI Service or CGI Payroll and Benefit Service or the receipt or use of any Buyer Service or Clinical Business Service or any other actions or inactions by or on behalf of CGI or its Affiliates in connection therewith, (B) any alleged joint employer status with respect to Buyer and its Affiliates, on the one hand, and CGI and its Affiliates, on the other hand, or (C) any breach by or on behalf of CGI or its Affiliates of any of its obligations hereunder.

(ii) If notified promptly in writing of any action brought against Buyer or its Affiliates based on a claim described in Section 11(a)(i) above, CGI and its Affiliates shall defend such action at their expense and pay all costs, damages and settlements finally awarded in such action or settlement which are attributable to such claim. CGI shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided, that, such settlement or compromise (A) includes an unconditional release of Buyer and its Affiliates from all liability with respect to such claim, (B) does not include any award for specific performance, injunctive relief or other equitable remedy and (C) is in form and substance reasonably satisfactory to Buyer. Buyer shall reasonably cooperate with CGI, at CGI’s expense, in the defense of such claim, and may be represented, at Buyer’s expense, by counsel of Buyer’s selection.

(iii) Subject to the other provisions of this Agreement, indemnification claims arising under this Agreement, including control of proceedings and limitations, shall be governed by the applicable provisions of Article 7 of the Asset Purchase Agreement; it being acknowledged and agreed by the Parties that any indemnification of the Buyer Indemnified Parties under this Agreement shall be effected as set forth in Section 7.5(d) of the Asset Purchase Agreement.

(iv) Notwithstanding anything to the contrary in this Agreement, if CGI is in breach of this Agreement, Buyer may continue to enjoy the benefits of this Agreement, including remaining in possession of the premises under the NJ Lease, without prejudice to any rights, remedies and claims of Buyer arising from CGI’s breach.

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(b) Indemnification by Buyer.

(i) Buyer shall indemnify and hold CGI and its Affiliates harmless against any damages, costs and expenses (including reasonable attorneys’ fees and expenses) arising from (A) any gross negligence, fraud or intentional misconduct by or on behalf of Buyer or its Affiliates in connection with the provision of any Buyer Service or Clinical Business Service or the receipt or use of any CGI Service or CGI Payroll and Benefit Service or any other actions or inactions by or on behalf of Buyer in connection therewith or (B) any breach by or on behalf of Buyer or its Affiliates of any of its obligations hereunder.

(ii) If notified promptly in writing of any action brought against CGI or its Affiliates based on a claim described in Section 11(b)(i) above, Buyer shall defend such action at its expense and pay all costs, damages and settlements finally awarded in such action or settlement which are attributable to such claim. Buyer shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided, that, such settlement or compromise (A) includes an unconditional release of CGI and its Affiliates from all liability with respect to such claim, (B) does not include any award for specific performance, injunctive relief or other equitable remedy and (C) is in form and substance reasonably satisfactory to CGI. CGI shall reasonably cooperate with Buyer, at Buyer’s expense, in the defense of such claim, and may be represented, at CGI’s expense, by counsel of CGI’s selection.

12. Remedies. Because of the special nature of the Services and the disruption to the Receiving Party that could ensue from the Providing Party’s failure in breach of this Agreement to provide any of the Services, the Parties agree that the Receiving Party would be irreparably harmed by any such failure. For these reasons, the Providing Party agrees that the Receiving Party shall be entitled to injunctive relief, including the Providing Party’s specific performance of its obligations under this Agreement without requirement of posting a bond, in addition to all other remedies available to the Receiving Party in law or at equity or otherwise for any such breach. Except as set forth herein, all rights, powers and remedies herein given to each Party are cumulative and not alternative and are in addition to all statutes or rules of Law. Any forbearance or delay by such Party in exercising the same shall not be deemed to be a waiver thereof, the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by such Party.

13. Limitation of Liability. EXCEPT IN THE CASE OF FRAUD, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY EXEMPLARY OR PUNITIVE DAMAGES RELATING TO THE SALE, DELIVERY, PROVISION OR USE OF THE SERVICES OR ANY BREACH OF THIS AGREEMENT.

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14. Confidentiality.

(a) In the process of providing and receiving the Services or otherwise in connection with this Agreement, a Party may have access to Confidential Information (as hereinafter defined) of another Party. Without limiting the applicability of any other obligation of confidentiality to which the Parties or their Affiliates may be bound, each Party agrees to keep (and to cause its Affiliates and its and their respective employees, agents and independent contractors to keep) any Confidential Information of the other Party strictly in confidence, not to disclose it to any third party without prior written approval of the other Party and to use it only for the purposes set forth in this Agreement, except (i) as required by applicable Law, in which case the relevant Party shall notify the other Party prior to disclosing such Confidential Information and shall use its commercially reasonable efforts to obtain a protective order or otherwise prevent or minimize disclosure of such Confidential Information, or (ii) with the express prior written approval of the other Party.

(b) In the event that either Party or anyone to whom either Party disclosed any Confidential Information shall be legally compelled or required by any Government Authority to disclose any Confidential Information of the other Party, such compelled Party agrees to promptly provide written notice to such other Party to enable such other Party, at such other Party’s cost and expense, to seek a protective order or other appropriate remedy to avoid public or third-party disclosure of such Confidential Information. In the event that such protective order or other remedy is not obtained, such compelled Party shall furnish only so much of such Confidential Information as it is legally compelled to disclose (upon advice of such compelled Party’s legal counsel) and shall exercise such compelled Party’s commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

(c) For purposes of this Agreement, “Confidential Information” means any confidential information of Buyer or CGI, including, without limitation, with respect to methods of operation, customers, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters, and any Data provided by one Party to the other in accordance with Section 15. The obligation of confidentiality set forth in Section 14(a) above shall not extend to: (i) information that at the time of disclosure was in the public domain or thereafter comes into the public domain without breach of this Agreement by the receiving Party and (ii) information that becomes known to the receiving Party from a source, other than the disclosing Party, that had a valid right to possess such information and without breach of this Agreement by the receiving Party.

(d) In connection with the provision and performance of the Services, the Providing Party shall at all times: (A) comply in all material respects with its own then in-force security guidelines and policies applicable thereto; (B) treat any Confidential Information generated, collected or stored for the Receiving Party or its Affiliates with a standard of care at least equal to the standard of care afforded the Providing Party’s own Confidential Information, and in no event at a standard less than reasonable care; and (C) comply with all applicable Laws related to the protection and storage of and access to any such Confidential Information.

(e) Where the Providing Party receives access to the computer systems of the Receiving Party or its Affiliates, it shall comply in all material respects with such Party’s security guidelines and policies.

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(f) In the event that the Providing Party becomes aware that unauthorized access or use of Receiving Party’s or its Affiliates’ Confidential Information has occurred, it shall: (A) promptly (and in any event within two Business Days) notify the Receiving Party (and/or its respective Affiliates) of such unauthorized access or use; (B) inform Receiving Party (and/or its Affiliates), and promptly keep Receiving Party (and/or its Affiliates) fully informed of all details related to such unauthorized access or use; and (C) cooperate with the Receiving Party (and/or its Affiliates) in good faith to remedy any ongoing unauthorized access or use.

(g) Upon the expiration or earlier termination of any Service, but except to the extent otherwise required by applicable Law, each Party shall, and shall cause its respective Affiliates to, return all Confidential Information of the other Party received under or pursuant to the provision or receipt of such Service.

15. Ownership and Maintenance of Data. All records, data files (and the data contained therein), input materials, reports and other materials provided by a Providing Party by or at the direction of the Providing Party pursuant to this Agreement (collectively, “Data”) will be and remain the exclusive property of the Providing Party. Neither the Receiving Party nor any of its Affiliates will possess any interest, title, lien or right with respect thereto or in connection therewith. The Receiving Party will not, and will cause its Affiliates not to, use the Data for any purpose other than in support of its obligations hereunder. Neither the Data nor any part thereof will be disclosed, sold, assigned, leased or otherwise disposed of to third parties by the Receiving Party or any of its Affiliates, or commercially exploited by or on behalf of the Receiving Party or any of its Affiliates or their respective employees or agents, other than in accordance with the terms of this Agreement or the Asset Purchase Agreement. If the Receiving Party (a) determines on the advice of its counsel that it is required to disclose any of the Data pursuant to applicable Law or (b) receives any demand under lawful process to disclose or provide any of the Data to any other person or party, including a Governmental Authority, then the terms of Section 14(b) shall apply to and control the disclosure of any such Data by the Receiving Party. Upon termination of any Service provided hereunder, each Party will provide the other Party reasonable access to any Data associated with the provision of such Service for a period not to exceed one (1) year following the termination of such Service, whereupon any such Data remaining with the Receiving Party will be transferred to Providing Party or otherwise made available to the Providing Party as the Providing Party may reasonably request.

16. Expiration. Upon the earlier of the expiration or termination of all CGI Services and CGI Payroll and Benefit Services under this Agreement, except as otherwise provided in the Asset Purchase Agreement or any other Ancillary Agreement:

(a) CGI and its Affiliates will no longer make any use of any of the Purchased Assets or rights in respect of the BioPharma Business.

(b) Notwithstanding anything to the contrary contained herein, any account receivable relating to the BioPharma Business collected by CGI or its Affiliates under this Agreement shall be for the account of Buyer.

17. Independent Contractor. With respect to each Service, the Providing Party shall be deemed to be an independent contractor of the Receiving Party, and not an employee, agent, partner, joint employer or joint venture partner of the Receiving Party in the performance of its obligations hereunder. The Providing Party shall be solely responsible for compensation and benefits to its personnel assigned to perform the Services hereunder, including, but not limited to, worker’s compensation, disability benefits, unemployment insurance and withholding, employment or any other taxes imposed or assessed on such employees.

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18. Entire Agreement; Amendment. This Agreement, the Asset Purchase Agreement, and the schedules and exhibits hereto and thereto, collectively, contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matter. No amendment to or modification of this Agreement shall be effective unless it shall be in writing and signed by each of Buyer and CGI.

19. Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one Party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to adjust equitably the Parties’ respective rights and obligations hereunder.

20. Construction. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof. In the negotiation of this Agreement, each Party has received advice from its own attorney. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any Party because that Party or its attorney drafted the provision.

21. Resolution of Disputes; Continuation of Services Pending Outcome of Dispute. In the event of any dispute between the Parties, the Parties agree to resolve such dispute in accordance with Sections 8.9, 8.11 and 8.12 of the Asset Purchase Agreement. Notwithstanding any dispute between the Parties, neither CGI, on the one hand, or Buyer, on the other hand, shall discontinue the supply of any Service pending the resolution of such dispute.

22. No Modification of Asset Purchase Agreement. The Parties hereby expressly agree that this Agreement does not, and shall not be construed to, alter or amend in any way the rights and obligations of the Parties pursuant to the Asset Purchase Agreement, and any rights and obligations thereunder shall have priority over the rights and obligations of the Parties hereunder.

23. Waiver. Waiver of any term or condition of this Agreement by any Party shall be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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24. Governing Law. This Agreement, including any disputes hereunder (whether arising in contract, tort or at law) or the interpretation hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflicts of law principles thereof or any other jurisdiction.

25. Notices. All notices, requests, demands, claims and other communications that are required to be or may be given under this Agreement shall be delivered in accordance with, and effective as set forth in, Section 8.1 of the Asset Purchase Agreement.

26. Assignment. Any of the Parties may (a) assign this Agreement to any Affiliate of such Party or direct or indirect subsidiary of a parent of such Party so long as any such assignee agrees in writing to be bound by all of the provisions of this Agreement and such Party continues to remain secondarily liable for all obligations hereunder, and (b) assign its rights under this Agreement to any Person that acquires a majority of the equity interests of such Party or substantially all of the assets of such Party. Each Party may assign to its Affiliates its right to receive a payment entitled to be received by it pursuant to this Agreement without any prior written consent. No Party shall otherwise assign this Agreement or any part hereof without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

27. Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any Person other than the Parties.

28. Survival. Sections 1, 5 through 28 and any other sections of this Agreement that expressly so provide, shall survive and continue in full force and effect following any termination or expiration of this Agreement.

29. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one agreement. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page with regard to any agreement subject to the terms hereof or any amendment thereto.

[Signature Page Follows.]

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In Witness Whereof, each party hereto has executed or caused this Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

[Signature Page to Transition Services Agreement]

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CANCER GENETICS, INC.

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	President & CEO

[Remainder of page intentionally left blank]

[Signature Page to Transition Services Agreement]

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INTERPACE BIOPHARMA, INC.

By:	/s/ Jack Stover
Name:	Jack Stover
Title:	President & Chief Executive Officer

[Signature Page to Transition Services Agreement]

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